As filed with the Securities and Exchange Commission on November 10, 2021

Registration No. 333-260101

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post Effective Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kidpik Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	5961	81-3640708
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

200 Park Avenue South, 3rd Floor

New York, New York 10003

(212) 399-2323

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mr. Ezra Dabah, Chief Executive Officer

200 Park Avenue South, 3rd Floor

New York, New York 10003

(212) 399-2323

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
of Agent For Service)

Copies to:

David M. Loev, Esq.	Richard I. Anslow, Esq.
John S. Gillies, Esq. The Loev Law Firm, PC	Sarah E. Williams, Esq. Matthew Bernstein, Esq.
6300 West Loop South,	Ellenoff Grossman & Schole LLP
Suite 280	1345 Avenue of the Americas, 11th FL
Bellaire, Texas 77401	New York, New York 10105
Telephone: (713) 524-4110	Telephone: (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-260101

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of Kidpik Corp. (the “Company”), as originally declared effective by the Securities and Exchange Commission (the “SEC”) on November 10, 2021, is being filed for the sole purpose of filing Exhibit 5.1 as part of the Registration Statement. This Post-Effective Amendment No. 1 does not modify any provision of Part I or Part II of the Registration Statement other than supplementing Item 16 of Part II as set forth below. This Registration Statement shall become effective upon filing with the SEC in accordance with Rule 462(d) under the Securities Act of 1933, as amended.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits:

The following exhibits are being filed with this Registration Statement:

Exhibit Number	Description of Exhibit
5.1	Opinion and consent of The Loev Law Firm, PC re: the legality of the securities being registered

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on the 10th day of November 2021.

KIDPIK CORP.

By:	/s/ Ezra Dabah
Name:	Ezra Dabah
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	POSITION	DATE

/s/ Ezra Dabah	President, Chief Executive Officer and Chairman	November 10, 2021
Ezra Dabah	(Principal Executive Officer)

/s/ Adir Katzav	Executive Vice President, Chief Financial Officer, and Treasurer	November 10, 2021
Adir Katzav	(Principal Financial and Accounting Officer)

*	Director	November 10, 2021
David Oddi

* By:	/s/ Ezra Dabah
Ezra Dabah
Attorney-in-fact